UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 13, 2025

ESS TECH, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip code)
(855) 423-9920
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWH	The New York Stock Exchange
Warrants, each fifteen warrants exercisable for one share of common stock at an exercise price of $172.50	GWH.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.
Separation of Chief Executive Officer
On February 13, 2025, Eric Dresselhuys, Chief Executive Officer of ESS Tech, Inc. (the “Company”), separated from the Company and resigned as a member of Company’s Board of Directors (the “Board”). In connection with the separation, the Company has entered into a Separation and Release Agreement with Mr. Dresselhuys dated as of February 13, 2025, pursuant to which Mr. Dresselhuys will be entitled to continuing payments of his base salary of $500,000, less applicable withholdings, and Company-paid COBRA coverage for twelve months, and acceleration of unvested and outstanding time-based equity awards vesting within the next six months. Such payments are in consideration for, and contingent upon, among other things, Mr. Dresselhuys’s agreement to a standard release of claims. He will remain a non-executive officer employee until February 14, 2025.
The foregoing description of the Separation and Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Release Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and is incorporated by reference.
Appointment of Interim Chief Executive Officer and Office of the Chief Executive Officer
In connection with Mr. Dresselhuys’ departure, Kelly F. Goodman, the Company’s current Vice President of Legal and Corporate Secretary, will be appointed as the interim Chief Executive Officer and Principal Executive Officer of the Company, effective February 13, 2025, until her successor is duly appointed and qualified. Ms. Goodman has served as the Vice President of Legal and as Corporate Secretary to the Company since March 2022. Ms. Goodman has nearly 20 years of experience in the energy legal sector both in the U.S. and internationally, supporting matters related to project development, technology agreements, and project and corporate financing. Ms. Goodman received her Bachelor of Arts from the University of Santa Clara and her law degree from the University of Washington. Ms. Goodman will continue to serve as Corporate Secretary.
Ms. Goodman’s annualized salary is currently $297,432 and she is eligible to receive an annual cash and stock performance bonus. Ms. Goodman’s salary and bonus may be adjusted at the discretion of the Compensation Committee of the Board. Ms. Goodman’s employment is on an “at will basis.”
Ms. Goodman does not have any family relationships with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company entered into an indemnification agreement with Ms. Goodman, in the form filed by the Company as exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 15, 2021.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 13, 2025
104	Cover page interactive data file

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: February 13, 2025

ESS TECH, INC.

By:	/s/ Anthony Rabb
Name:	Anthony Rabb
Title:	Chief Financial Officer